Exhibit 99.1

ATN Reports Second-Quarter 2023 Results;
Reiterates Outlook

“First-to-Fiber” and “Glass & SteelTM” Strategies Drive Year Over Year Growth

•	Grew revenue 4% to $186.4 million

•	Increased total high-speed subscribers by 22%

•	Expanded broadband homes passed by high-speed data services by 66%

•	Capital expenditures were $38.9 million (net of $4.9 million of reimbursements)

Operating Income and Adjusted EBITDA Improvements Follow Subscriber and Revenue Growth

•	Increased net income to $0.8 million, or a $(0.03) loss per share; operating income increased to $2.4 million

•	Increased Adjusted EBITDA[1] by 10% to $45.8 million

Reiterates 2023 Outlook3

•	Adjusted EBITDA expected to be in the range of $183 million to $193 million

•	Capital expenditures expected to be in the range of $160 million to $170 million

Earnings Conference Call

•	Thursday, July 27, 2023, at 10:00 a.m. ET; web participant link: https://edge.media-server.com/mmc/p/hweveeqj

Beverly, MA (July 26, 2023) – ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the three and six months ended June 30, 2023.

1 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

2 See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure.

3 For the Company’s Adjusted EBITDA Guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA and Net Debt.

Remarks by Michael Prior, ATN CEO

“The growth in revenues and our customer base contributed to margin improvement and Adjusted EBITDA expansion, tracking to our three-year plan. Over the past year, we have increased the number of homes passed by fiber and other high-speed networks by 66%. This has led to 22% growth in our high-speed data subscribers as we have upgraded legacy broadband users and brought on new subscribers. This early success improves the durability of our revenue further validating our Glass & SteelTM and First-to-Fiber strategies. Also, we were pleased with the 14% growth in international mobile subscribers.

“As expected, we closed a major, long-term contract with a national mobile carrier during the quarter to provide network, infrastructure, and technical services. This long-term contract leverages our operating capabilities and a mobile network covering more than 50,000 square miles of the western United States.

“Our long-term track record of strong operational and financial performance provided the foundation to refinance our main credit facility on attractive terms despite the current market environment. The new facilities have five- and six-year maturities, adding to our financial strength and flexibility. As we enter the latter stages of our three-year fiber-driven expansion, our focus is shifting toward increasing free cash flow and reducing our leverage ratio, as we anticipate network spending to moderate while growing our subscriber base and recurring revenue on this expanded and upgraded network footprint.”

Second Quarter 2023 Financial Results

Consolidated revenues were $186.4 million, up 4% versus $179.5 million in the year-ago quarter. This increase primarily reflects higher mobility and fixed revenues, including those from a recent acquisition, partially offset by lower legacy roaming and construction revenues.

Operating income rose to $2.4 million, from $1.7 million in the year-ago quarter. The year-over-year increase was primarily due to higher revenues, partially offset by an increase in operating and depreciation expenses from a recent acquisition.

Net income attributable to ATN stockholders increased to $0.8 million, and a net loss of $(0.03) per share, compared with a net loss attributable to ATN stockholders of $(0.5) million, or $(0.11) loss per share, in the year-ago quarter. The improvement in net income was due primarily to an increase in operating income, an income tax benefit and income from non-controlling investments, partially offset by a $6.1 million increase in interest expense. In both periods, the loss per share calculation includes the impact of preferred dividends that are not included in the net income (loss) calculation.

Adjusted EBITDA1 increased to $45.8 million, from $41.7 million in the year-ago quarter.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other.

For Three Months Ended June 30, 2023 and 2022
	2023	2022	2023	2022	2023	2022	2023	2022
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$91,981	$88,406	$94,460	$91,091	$-	$-	$186,441	$179,497
Mobility	26,856	24,954	977	1,850	-	-	27,833	26,804
Fixed	59,673	58,349	58,103	51,032	-	-	117,776	109,381
Carrier Services	3,879	3,421	31,576	31,753	-	-	35,455	35,174
Construction	-	-	1,020	3,297	-	-	1,020	3,297
All other	1,573	1,682	2,784	3,159	-	-	4,357	4,841

Operating Income (Loss)	$14,552	$11,645	$(2,394)	$(281)	$(9,720)	$(9,642)	$2,438	$1,722
EBITDA[2]	$29,022	$27,113	$21,816	$20,338	$(9,039)	$(8,662)	$41,799	$38,789
Adjusted EBITDA[1]	$29,128	$27,169	$22,776	$20,729	$(6,113)	$(6,157)	$45,791	$41,741
Capital Expenditures**	$17,408	$18,699	$21,450	$18,063	$(5)	$222	$38,853	$36,984

For Six Months Ended June 30, 2023 and 2022
	2023	2022	2023	2022	2023	2022	2023	2022
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$182,389	$175,191	$189,825	$176,326	$-	$-	$372,214	$351,517
Mobility	52,963	48,540	2,136	3,680	-	-	55,099	52,220
Fixed	118,563	116,696	117,004	97,147	-	-	235,567	213,843
Carrier Services	7,570	6,823	63,660	64,742	-	-	71,230	71,565
Construction	-	-	1,610	5,283	-	-	1,610	5,283
All other	3,293	3,132	5,415	5,474	-	-	8,708	8,606

Operating Income (Loss)	$28,377	$23,450	$(6,737)	$(4,914)	$(18,566)	$(16,703)	$3,074	$1,833
EBITDA[2]	$57,413	$53,233	$41,826	$36,987	$(17,154)	$(14,770)	$82,085	$75,450
Adjusted EBITDA[1]	$57,586	$54,380	$45,583	$40,398	$(12,581)	$(10,942)	$90,588	$83,836
Capital Expenditures**	$38,906	$33,870	$50,584	$36,910	$(40)	$424	$89,450	$71,204

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

**Excludes government capital programs amounts disbursed and amounts received.

ATN’s Strategic Plan and Key Performance Indicators

Investments to drive long-term growth and durable cash flow To address the growing need for more bandwidth and reliable connectivity across all markets in which we operate, the Company continues to deploy capital in fiber and fiber-fed high-speed data solutions to increase the Company’s fiber footprint and grow broadband subscribers.

Operating Metrics

Operating Metrics
	2023	2023	2022	2022	2022	Q2 2023
	Q2	Q1	Q4	Q3	Q2	vs. Q2 2022
Broadband Homes Passed	746,800	736,300	728,900	613,600	614,200	22%
Broadband Homes Passed by HSD*	331,000	301,600	275,100	219,300	199,800	66%

Broadband Customers	217,100	216,900	210,300	205,200	204,500	6%
HSD* Broadband Customers	129,000	122,600	113,000	110,700	105,600	22%

Fiber Route Miles	11,561	11,099	10,545	9,756	9,399	23%

International Mobile Subscribers
Pre-Paid	340,200	328,800	322,000	301,800	297,000	15%
Post-Paid	58,900	56,900	55,700	54,200	51,900	13%
Total	399,100	385,700	377,700	356,000	348,900	14%

Blended Churn	2.69%	2.81%	2.25%	3.02%	2.80%

*HSD is defined as download speeds 100 Mbps or greater and HSD Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data presented may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash as of June 30, 2023, was $67.2 million and total debt was $482.1 million, versus $72.2 million of cash, cash equivalents and restricted cash and $356.1 million of total debt at the end of the year-ago quarter.

Net cash provided by operating activities was $60.3 million for the six months ended June 30, 2023, compared with net cash provided by operating activities of $50.7 million in the prior year period.

Capital expenditures were $89.5 million net of $7.0 million of reimbursable capital expenditures for the six months ended June 30, 2023, versus $71.2 million, net of $3.9 million of reimbursable capital expenditures a year ago.

Quarterly Dividends and Stock Repurchases

Quarterly dividends ATN paid a quarterly dividend of $0.21 per share on July 7, 2023, on all common shares outstanding to stockholders of record as of June 30, 2023.

Stock repurchases of the Company’s common stock totaled $6.8 million in the first six months of 2023.

Guidance and Outlook

The Company is continuing investments in its “Glass & Steel™” and “First-to-Fiber” market strategies. At the start of 2022, the Company set business targets to be achieved exiting 2024 following a three-year period of above-normal network investments. In 2023, the Company believes it remains well-positioned to achieve the growth rate targets, capital expenditure levels projected, and projected leverage ratios.

Reiterates outlook for full year ending December 31, 2023:

Adjusted EBITDA[1]	$183 million to $193 million	Full year 2023
Capital Expenditures	$160 million to $170 million	Full year 2023

Reiterates outlook for the three-year period ending December 31, 2024:

Revenue CAGR	4-6%	2021-2024
Adjusted EBITDA[1] CAGR	8-10%	2021-2024
Capital Expenditures	Return to 10-15% of Revenue	After 2024
Net Debt Ratio	Approx. 2.0x	Exiting 2024

Note: Revenue and Adjusted EBITDA CAGRS assume full year 2021 Alaska results and exclude construction revenue.

For the Company’s three-year outlook for Adjusted EBITDA, CAGR, Net Debt and Net Debt Ratio, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA and Net Debt.

Conference Call Information

Call Date: Thursday, July 27, 2023

Call Time: 10:00 a.m. ET

Webcast Link: https://edge.media-server.com/mmc/p/hweveeqj

Live Call Participant Link: https://register.vevent.com/register/BI91d57dad09fe477f9509fd230131cc7b

Webcast Link Instructions – A live audio webcast of the conference call is available by visiting the “Webcast Link” above or the “Events & Presentations” section of the Company’s Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same location approximately one hour after the live call concludes. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring expenses, one-time impairment or special charges, and the gain (loss) on disposition of assets. To more closely align with similar calculations presented by companies in its industry, beginning in this first quarter of 2023, the Company excluded non-cash stock-based compensation in its adjustment to derive Adjusted EBITDA. Prior periods have been restated to conform to this definition change.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the trailing four quarters’ ended total Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding the transition of its US Telecom business, its future revenues, operating income, cash flows, EBITDA, Adjusted EBITDA, Net Debt, Net Debt Ratio, and capital investments; demand for the Company’s services and industry trends; the Company’s liquidity; our expansion into growing markets; the expansion of the Company’s customer base; and management’s plans and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) the Company’s reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to the Company’s network infrastructure; (3) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (4) the Company’s ability to realize expansion plans for its fiber markets; (5) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (6) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (7) the Company’s continued access to capital and credit markets on terms it deems favorable; (8) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (9) the Company’s ability to successfully transition its US Telecom business away from wholesale wireless to other carrier and consumer-based services; (10) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (11) the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (12) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (13) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and (14) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 15, 2023, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

Contact

Justin D. Benincasa	Ian Rhoades
Chief Financial Officer	Investor Relations
ATN International, Inc.	Sharon Merrill Advisors, Inc.
978-619-1300	ATNI@investorrelations.com

Table 1
ATN International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in Thousands)

	June 30,	December 31,
	2023	2022
Assets:
Cash and cash equivalents	$64,005	$54,660
Restricted cash	3,217	5,068
Customer receivable	6,625	5,803
Other current assets	174,249	164,157
Total current assets	248,096	229,688

Property, plant and equipment, net	1,063,464	1,055,954
Operating lease right-of-use assets	105,090	108,702
Customer receivable - long term	44,698	46,706
Goodwill and other intangible assets, net	179,489	185,794
Other assets	89,132	81,025

Total assets	$1,729,969	$1,707,869

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$18,070	$6,172
Current portion of customer receivable credit facility	6,710	6,073
Taxes payable	11,107	7,335
Current portion of lease liabilities	16,472	15,457
Other current liabilities	188,483	198,143
Total current liabilities	240,842	233,180

Long-term debt, net of current portion	$464,069	$415,727
Customer receivable credit facility, net of current portion	39,749	39,275
Deferred income taxes	22,034	28,650
Lease liabilities	80,893	83,319
Other long-term liabilities	132,922	138,420
Total liabilities	980,509	938,571

Redeemable non-controlling interests	94,484	92,468

Stockholders' equity
Total ATN International, Inc.’s stockholders’ equity	557,253	580,814
Non-controlling interests	97,723	96,016
Total stockholders' equity	654,976	676,830

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,729,969	$1,707,869

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended,		Six Months Ended,
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Communications services	$181,576	$171,795	$362,883	$338,338
Construction	1,020	3,297	1,610	5,283
Other	3,845	4,405	7,721	7,896
Total revenue	186,441	179,497	372,214	351,517

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	77,718	77,860	156,759	150,871
Cost of construction revenue	1,016	3,286	1,604	5,319
Selling, general and administrative	61,914	56,610	123,262	111,491
Stock-based compensation	2,739	2,568	4,517	4,028
Transaction-related charges	438	412	451	966
Restructuring expenses	370	-	3,257	-
Depreciation	36,217	33,817	72,621	67,109
Amortization of intangibles from acquisitions	3,144	3,250	6,391	6,508
(Gain) Loss on disposition of assets	445	(28)	278	3,392
Total operating expenses	184,001	177,775	369,140	349,684

Operating income	2,440	1,722	3,074	1,833

Other income (expense):
Interest expense, net	(10,404)	(4,278)	(19,029)	(7,590)
Other income (expense)	2,216	(2,724)	2,411	1,474
Other income (expenses), net	(8,188)	(7,002)	(16,618)	(6,116)

Loss before income taxes	(5,748)	(5,280)	(13,544)	(4,283)
Income tax benefit	(5,087)	(3,971)	(5,827)	(1,018)

Net loss	(661)	(1,309)	(7,717)	(3,265)

Net loss attributable to non-controlling interests, net	1,428	784	2,599	1,794

Net income (loss) attributable to ATN International, Inc. stockholders	$767	$(525)	$(5,118)	$(1,471)

Net loss per weighted average share attributable to ATN International, Inc. stockholders:

Basic Net Loss	$(0.03)	$(0.11)	$(0.48)	$(0.24)

Diluted Net Loss	$(0.03)	$(0.11)	$(0.48)	$(0.24)

Weighted average common shares outstanding:
Basic	15,719	15,749	15,726	15,736
Diluted	15,719	15,749	15,726	15,736

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Six Months Ended June 30,
	2023	2022
Net Loss	$(7,717)	$(3,265)
Depreciation	72,621	67,109
Amortization of intangibles from acquisitions	6,391	6,508
Provision for doubtful accounts	2,463	3,153
Amortization of debt discount and debt issuance costs	1,162	1,004
Loss on disposition of long-lived assets	278	3,392
Stock-based compensation	4,517	4,028
Deferred income taxes	(6,616)	(3,871)
Loss on pension settlement	369	1,725
Gain on equity investments	(2,501)	(3,401)
Increase in customer receivable	1,186	(2,298)
Change in prepaid and accrued income taxes	3,302	9,433
Change in other operating assets and liabilities	(15,126)	(32,797)

Net cash provided by operating activities	60,329	50,720

Capital expenditures	(89,451)	(71,204)
Government capital programs:
Amounts disbursed	(6,986)	(3,894)
Amounts received	593	-
Purchases of strategic investments	(1,055)	(1,400)
Purchases and sales of businesses	1,314	1,835

Net cash used in investing activities	(95,585)	(74,663)

Dividends paid on common stock	(6,633)	(5,348)
Distributions to non-controlling interests	(1,447)	(1,375)
Finance leases	(481)	(574)
Term loan - repayments	(2,335)	(938)
Payment of debt issuance costs	(159)	-
Revolving credit facilities – borrowings	88,273	49,000
Revolving credit facilities – repayments	(26,500)	(24,500)
Proceeds from customer receivable credit facility	4,300	8,000
Repayment of customer receivable credit facility	(3,247)	(2,258)
Purchases of common stock - stock-based compensation	(1,433)	(1,169)
Purchases of common stock - share repurchase plan	(6,828)	(941)
Repurchases of non-controlling interests, net	(760)	(4,491)

Net cash provided by financing activities	42,750	15,406

Net change in total cash, cash equivalents and restricted cash	7,494	(8,537)

Total cash, cash equivalents and restricted cash, beginning of period	59,728	80,697

Total cash, cash equivalents and restricted cash, end of period	$67,222	$72,160

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,507	$114	$-	$3,621
Consumer	23,349	863	-	24,212
Total	$26,856	$977	$-	$27,833

Fixed
Business	$17,214	$35,495	$-	$52,709
Consumer	42,459	22,608	-	65,067
Total	$59,673	$58,103	$-	$117,776

Carrier Services	$3,879	$31,576	$-	$35,455
Other	448	64	-	512

Total Communications Services	$90,856	$90,720	$-	$181,576

Construction	$-	$1,020	$-	$1,020

Managed services	$1,125	$2,720	$-	$3,845
Total Other	$1,125	$2,720	$-	$3,845

Total Revenue	$91,981	$94,460	$-	$186,441

Depreciation	$14,106	$21,430	$681	$36,217
Amortization of intangibles from acquisitions	$364	$2,780	$-	$3,144
Total operating expenses	$77,429	$96,854	$9,720	$184,003
Operating income (loss)	$14,552	$(2,394)	$(9,720)	$2,438
Non-controlling interest ( net income or (loss) )	$(2,050)	$3,478	$-	$1,428

Non GAAP measures:
EBITDA (2)	$29,022	$21,816	$(9,039)	$41,799
Adjusted EBITDA (1)	$29,128	$22,776	$(6,113)	$45,791

Balance Sheet Data (at June 30, 2023):
Cash, cash equivalents and restricted cash	$33,331	$25,433	$8,458	$67,222
Total current assets	116,153	121,908	10,035	248,096
Fixed assets, net	472,547	584,834	6,083	1,063,464
Total assets	668,185	975,996	85,788	1,729,969
Total current liabilities	88,950	123,616	28,276	240,842
Total debt, including current portion	63,478	280,661	138,000	482,139

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,675	$301	$-	$3,976
Consumer	21,279	1,549	-	22,828
Total	$24,954	$1,850	$-	$26,804

Fixed
Business	$16,996	$31,866	$-	$48,862
Consumer	41,353	19,166	-	60,519
Total	$58,349	$51,032	$-	$109,381

Carrier Services	$3,421	$31,753	$-	$35,174
Other	436	-	-	436

Total Communications Services	$87,160	$84,635	$-	$171,795

Construction	$-	$3,297	$-	$3,297

Managed services	$1,246	$3,159	$-	$4,405

Total Other	$1,246	$3,159	$-	$4,405

Total Revenue	$88,406	$91,091	$-	$179,497

Depreciation	$15,074	$17,763	$980	$33,817
Amortization of intangibles from acquisitions	$394	$2,856	$-	$3,250
Total operating expenses	$76,761	$91,372	$9,642	$177,775
Operating income (loss)	$11,645	$(281)	$(9,642)	$1,722
Non-controlling interest ( net income or (loss) )	$(921)	$1,705	$-	$784

Non GAAP measures:
EBITDA (2)	$27,113	$20,338	$(8,662)	$38,789
Adjusted EBITDA (1)	$27,169	$20,729	$(6,157)	$41,741

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

          Table 4 (continued)

  ATN International, Inc.

  Selected Segment Financial Information

  (In Thousands)

  For the six months ended June 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$7,083	$286	$-	$7,369
Consumer	45,880	1,850	-	47,730
Total	$52,963	$2,136	$-	$55,099

Fixed
Business	$34,327	$71,814	$-	$106,141
Consumer	84,236	45,190	-	129,426
Total	$118,563	$117,004	$-	$235,567

Carrier Services	$7,570	$63,660	$-	$71,230
Other	848	139	-	987

Total Communications Services	$179,944	$182,939	$-	$362,883

Construction	$-	$1,610	$-	$1,610

Managed services	$2,445	$5,276	$-	$7,721
Total Other	$2,445	$5,276	$-	$7,721

Total Revenue	$182,389	$189,825	$-	$372,214

Depreciation	$28,292	$42,917	$1,412	$72,621
Amortization of intangibles from acquisitions	$744	$5,646	$-	$6,390
Total operating expenses	$154,012	$196,562	$18,566	$369,140
Operating income (loss)	$28,377	$(6,737)	$(18,566)	$3,074
Non-controlling interest ( net income or (loss) )	$(3,856)	$6,455	$-	$2,599

Non GAAP measures:
EBITDA (2)	$57,413	$41,826	$(17,154)	$82,085
Adjusted EBITDA (1)	$57,586	$45,583	$(12,581)	$90,588

  *  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

        Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$7,291	$674	$-	$7,965
Consumer	41,249	3,006	-	44,255
Total	$48,540	$3,680	$-	$52,220

Fixed
Business	$34,250	$59,011	$-	$93,261
Consumer	82,446	38,136	-	120,582
Total	$116,696	$97,147	$-	$213,843

Carrier Services	$6,823	$64,742	$-	$71,565
Other	710	-	-	710

Total Communications Services	$172,769	$165,569	$-	$338,338

Construction	$-	$5,283	$-	$5,283

Managed services	$2,422	$5,474	$-	$7,896
Total Other	$2,422	$5,474	$-	$7,896

Total Revenue	$175,191	$176,326	$-	$351,517

Depreciation	$28,971	$36,205	$1,933	$67,109
Amortization of intangibles from acquisitions	$812	$5,696	$-	$6,508
Total operating expenses	$151,741	$181,240	$16,703	$349,684
Operating income (loss)	$23,450	$(4,914)	$(16,703)	$1,833
Non-controlling interest ( net income or (loss) )	$(2,440)	$4,234	$-	$1,794

Non GAAP measures:
EBITDA (2)	$53,233	$36,987	$(14,770)	$75,450
Adjusted EBITDA (1)	$54,380	$40,398	$(10,942)	$83,836

Balance Sheet Data (at December 31, 2022):
Cash, cash equivalents and restricted cash	$26,418	$26,375	$6,935	$59,728
Total current assets	105,324	116,038	8,326	229,688
Fixed assets, net	462,447	585,969	7,538	1,055,954
Total assets	643,664	980,543	83,662	1,707,869
Total current liabilities	86,738	119,756	26,686	233,180
Total debt, including current portion	59,659	263,240	99,000	421,899

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

        Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the three months ended June 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$14,552	$(2,394)	$(9,720)	$2,438
Depreciation expense	14,106	21,430	681	36,217
Amortization of intangibles from acquisitions	364	2,780	-	3,144
EBITDA	$29,022	$21,816	$(9,039)	$41,799

Stock-based compensation	109	9	2,621	2,739
Restructuring expenses	-	370	-	370
Transaction-related charges	-	133	305	438
(Gain) Loss on disposition of assets	(3)	448	-	445
ADJUSTED EBITDA	$29,128	$22,776	$(6,113)	$45,791

For the three months ended June 30, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$11,645	$(281)	$(9,642)	$1,722
Depreciation expense	15,074	17,763	980	33,817
Amortization of intangibles from acquisitions	394	2,856	-	3,250
EBITDA	$27,113	$20,338	$(8,662)	$38,789

Stock-based compensation	56	79	2,433	2,568
Transaction-related charges	-	340	72	412
(Gain) Loss on disposition of assets	-	(28)	-	(28)
ADJUSTED EBITDA	$27,169	$20,729	$(6,157)	$41,741

        Table 5 (continued)

For the six months ended June 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$28,377	$(6,737)	$(18,566)	$3,074
Depreciation expense	28,292	42,917	1,412	72,621
Amortization of intangibles from acquisitions	744	5,646	-	6,390
EBITDA	$57,413	$41,826	$(17,154)	$82,085

Stock-based compensation	176	86	4,255	4,517
Restructuring expenses	-	3,257	-	3,257
Transaction-related charges	-	133	318	451
(Gain) Loss on disposition of assets	(3)	281	-	278
ADJUSTED EBITDA	$57,586	$45,583	$(12,581)	$90,588

For the six months ended June 30, 2022 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$23,450	$(4,914)	$(16,703)	1,833
Depreciation expense	28,971	36,205	1,933	67,109
Amortization of intangibles from acquisitions	812	5,696	-	6,508
EBITDA	$53,233	$36,987	$(14,770)	$75,450

Stock-based compensation	116	169	3,743	4,028
Transaction-related charges	-	881	85	966
(Gain) Loss on disposition of assets	1,031	2,361	-	3,392
ADJUSTED EBITDA	$54,380	$40,398	$(10,942)	$83,836

        Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands)

	June 30,	December 31,
	2023	2022
Current portion of long-term debt *	$18,070	$6,172
Long-term debt, net of current portion *	464,069	415,727

Total debt	$482,139	$421,899

Less: Cash, cash equivalents and restricted cash	67,222	59,728

Net Debt	$414,917	$362,171

Adjusted EBITDA - for the four quarters ended	$179,444	$172,688

Net Debt Ratio	2.31	2.10

*  Excludes Customer receivable credit facility